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                                                                    Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

Western Properties Trust
Emeryville, California

         We consent to incorporation by reference in the registration statement of our report dated February 3, 1999 relating to the consolidated financial statements of Western Properties Trust (formerly Western Investment Real Estate Trust) appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                  /s/ KPMG LLP



November 10, 1999
San Francisco, California